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EXHIBIT 99.1


                         AMERICAN TECHNOLOGY CORPORATION
                        REPORTS RECORD QUARTERLY REVENUES

                     COMPANY ANNOUNCES NEW LRAD(TM) ORDERS,
                    FORECASTS RECORD REVENUES FOR FISCAL 2005

(SAN DIEGO, CA, FEBRUARY 11, 2005) - AMERICAN TECHNOLOGY CORPORATION (ATC) (NASDAQ: ATCO), an innovator of proprietary sound reproduction technologies, today reported record quarterly revenues for its first fiscal quarter of 2005 ended December 31, 2004. Revenues for the quarter were $4.41 million compared to $0.77 million in the first quarter of fiscal 2004, an increase of 469 percent. The company's government/force protection systems group and business group generated revenues of $4.22 million and $0.19 million, respectively, in the first quarter.

The company reported a gross profit of $2.88 million in the first quarter compared to $0.36 million for the same quarter in fiscal 2004. The company also reported a loss from operations of $0.58 million for the quarter, compared to a loss from operations of $1.15 million for the same period in fiscal 2004.

Due to a $0.95 million non-cash derivative revaluation expense related to an increase in the fair value of a warrant issued in connection with the company's committed equity financing facility (CEFF) announced in December 2004, net loss available to common stockholders was $1.53 million compared to $1.14 million for the same quarter last year. After deducting non-cash dividends on preferred stock, net loss available to common stockholders was $(0.09) per basic or diluted share compared to $(0.07) per basic or diluted share for the same period last year. The related warrant liability of $1.8 million, as may be further revalued, is expected to be re-classified as equity, upon the effectiveness of the registration statement filed in connection with the CEFF or upon exercise of the warrant.

MANAGEMENT COMMENTARY
"Growing LRAD(TM) orders for expanding military, government and commercial applications contributed to record first quarter revenues," said Elwood G. Norris, chairman of American Technology Corporation. "In the first quarter, we reduced our operating losses compared to the first quarter of fiscal 2004 while increasing our commitment to research and development by 225 percent. Due to the growing demand for our proprietary sound reproduction technologies from government/military and commercial customers of our government and force protection systems group, we are projecting a substantial increase in fiscal 2005 revenues having already surpassed fiscal 2004 revenues midway through our second fiscal quarter."


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"The investment we made last year in improving the reliability of our proprietary sound reproduction products, focusing our sales and marketing efforts, and outsourcing manufacturing to enable us to respond quickly to volume orders, is producing results," explained Kalani Jones, president and COO of ATC. "These results are now evident in our government and force protection systems group. Our business group is making progress and is expected to increase revenues in the fiscal third and fourth quarters this year though orders from digital signage customers in Asia, Europe and North America."

Announcing recent LRAD orders, ATC's vice president of government and force protection systems, Carl Gruenler, said, "Beyond the $4.9 million U.S. Army order we were awarded in December, we recently received two LRAD orders totaling $631,000. The first is a $286,000 contract from the U.S. Navy for delivery of LRADs with Phraselators from VoxTec (an Annapolis, Maryland-based company, and a division of Marine Acoustics, Inc (MAI)) for new DDG Destroyers under construction at Bath Iron Works in Bath, Maine and Northrop Grumman Ship Systems located in Pascagoula, Mississippi. These LRADs will be used to determine intent in host nation languages while at sea, during transits, and at anchor or pierside. The second is a $345,000 contract from the U.S. Army Rapid Equipping Force for deployment to Operation Iraqi Freedom. These LRADs will be used for multiple missions including crowd control, area denial, clearing buildings and humanitarian operations."

LRAD is a proprietary long-range hailing and warning, directed acoustic device designed to communicate with authority and exceptionally high intelligibility in a 15-30(degree) beam. LRAD is used to issue verbal challenges with instructions in excess of 500 hundred yards in a focused beam with a follow up warning tone to influence behavior or determine intent. Effective ranges of over 1,000 yards are being reported from United States Navy and Coast Guard vessels stationed in the Persian Gulf.

Gruenler added, "These orders are indicative of the growing success of LRADs as significant contributors to the force protection of the U.S. Marine Corps, U.S. Navy, U.S. Coast Guard, and other agencies for multiple applications and missions. We continue to receive positive operational feedback from deployment in Iraq and other parts of the world."

Gruenler concluded, "Governments, agencies and companies are becoming increasingly aware of the capabilities of our LRAD and NeoPlanar(R) technologies and products for both force and commercial asset protection and next generation intelligibility. Our group has a substantial inventory of business opportunities for hailing and warning systems, acoustic non-lethal weapons capabilities, indoor and outdoor public address and mass notification systems, plus custom engineered sound solutions for government and industry, in the U.S. and internationally."

Kalani Jones concluded, "While we expect to achieve record revenues this fiscal year through orders for LRAD, HSS(R), NeoPlanar, SoundCluster(TM) and other proprietary sound technologies and products, each quarter's results will be dependent upon the timing of when orders are received and fulfilled. This quarter to date, we have shipped over $2.0 million in products with further orders expected to be received and shipped before March 31. In fiscal 2005, we are devoting significant resources to bring to market new devices including smaller LRADs with new features. We are also planning to introduce proprietary products that, for the first time, combine our LRAD and HSS technologies into revolutionary high intensity parametric devices which we expect will generate substantial business interest and further enhance our industry leadership in Shaping the Future of Sound(R)."


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ABOUT AMERICAN TECHNOLOGY CORPORATION
American Technology Corporation is Shaping the Future of Sound(R) by developing, manufacturing and globally distributing its proprietary sound technologies and products which include: the award-winning HSS(R) (HyperSonic(R) Sound technology); LRAD(TM) (Long Range Acoustic Device); NeoPlanar(R), SoundCluster(TM) and others. The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 160 U.S. and foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to changes in the sound reproduction industry, the need for market acceptance of our sound reproduction technologies, entry of competitors in the sound reproduction market, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, our ability to develop future products which maintain a competitive advantage over competing products, pricing pressures, technology shifts, potential technical or manufacturing difficulties that could delay products, possible government regulations, warranty or other claims, the outcome of pending or future litigation, general economic and political factors which influence buying decisions, and other risks identified and discussed in the our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:
Investor relations:                                Media inquiries:
Robert Putnam                                      Don Mathias
(858) 679-3168                                     (949) 855-4520
robert@atcsd.com                                   dwmath@aol.com




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                          AMERICAN TECHNOLOGY CORPORATION
                        Condensed Statements of Operations
                      (in thousands except per share amounts)
                                    (unaudited)

                                                             For the three months ended
                                                                     December 31,
                                                             ---------------------------
                                                                 2004           2003
                                                             ------------   ------------
REVENUES:
  Product sales                                              $     4,347    $       619
  Contract and license                                                62            156
                                                             ------------   ------------
Total revenues                                                     4,409            775
Cost of revenues                                                   1,528            409
                                                             ------------   ------------
GROSS PROFIT                                                       2,881            366
                                                             ------------   ------------

OPERATING EXPENSES:
  Selling, general and administrative                              1,995          1,072
  Research and development                                         1,461            449
                                                             ------------   ------------
Total operating expenses                                           3,456          1,521
                                                             ------------   ------------
Loss from operations                                                (575)        (1,155)
                                                             ------------   ------------

OTHER INCOME (EXPENSE):
  Interest income (expense)                                           (2)            19
  Unrealized loss on changes in value of warrant liability          (950)            --
                                                             ------------   ------------
Total other income (expense)                                        (952)            19
                                                             ------------   ------------
NET LOSS                                                          (1,527)        (1,136)
Dividend requirements on convertible preferred stock                 278            294
                                                             ------------   ------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                    $    (1,805)   $    (1,430)
                                                             ============   ============
NET LOSS PER SHARE OF COMMON STOCK - BASIC AND DILUTED       $     (0.09)   $     (0.07)
                                                             ============   ============
AVERAGE WEIGHTED NUMBER OF COMMON SHARES OUTSTANDING              19,813         19,377
                                                             ============   ============

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                          AMERICAN TECHNOLOGY CORPORATION
                              Condensed Balance Sheets
                                   (in thousands)

                                                       December 31,   September 30,
                                                          2004           2004
                                                       (unaudited)        (a)
                                                       -----------    -----------
ASSETS
CURRENT ASSETS:
  Cash                                                 $    3,829     $    4,179
  Accounts Receivable                                       3,602            927
  Inventories                                                 923            651
  Prepaid expenses and other                                  192            156
                                                       -----------    -----------
TOTAL CURRENT ASSETS                                        8,546          5,913
EQUIPMENT, net                                                585            453
PATENTS, net                                                1,296          1,279
OTHER                                                         898             --
                                                       -----------    -----------
TOTAL ASSETS                                           $   11,325     $    7,645
                                                       -----------    -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                      $    2,003     $    1,300
 Accrued liabilities                                        1,501          1,129
 Capital lease short-term portion                              11             11
                                                       -----------    -----------
TOTAL CURRENT LIABILITIES                                   3,515          2,440
                                                       -----------    -----------
LONG-TERM LIABILITIES                                       3,067             12
STOCKHOLDERS' EQUITY                                        4,743          5,193
                                                       -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $   11,325     $    7,645
                                                       ===========    ===========


         (a) Derived from the audited financial statements as of September 30, 2004

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